POWER OF ATTORNEY




           The undersigned hereby constitutes and appoints Terry M. Murphy and Ricardo Arredondo his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to complete and sign all Form 4's and Form 5's relating to equity securities of Quanex Corporation and to file the same, with all exhibits thereto or documents in connection therewith, with the Securities and Exchange Commission, the New York Stock Exchange and Quanex Corporation, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                    Executed this 23rd day of July, 2003



                         /s/ Kevin P. Delaney
                         Kevin P. Delaney
                         Vice President and General Counsel